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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


     The following is a list of all subsidiaries of the Registrant at July 31, 1995 owned by the Registrant or one or more of its other subsidiaries:



                                                                       STATE OR COUNTRY
                     CORPORATE NAME OF SUBSIDIARY                      OF INCORPORATION
    --------------------------------------------------------------   ---------------------
    Digicon Geophysical Corp......................................   Delaware
      Digicon Exploration, Ltd....................................   Delaware
      Digicon Geophysical Limited(1)..............................   United Kingdom
      Digicon Russia, Inc.........................................   Delaware
      Infoshare Technology, Inc...................................   Texas
      Digicon/GFS Inc.............................................   Mississippi
      Digicon Nederland B.V.......................................   Netherlands
         Digicon (Malaysia) Sdn. Bhd.(2)..........................   Malaysia
         Digicon Geophysical Limited(3)...........................   United Kingdom
         Digicon (Asia) Sdn. Bhd..................................   Brunei
         Seismic Exploration (Nederland) B.V......................   Netherlands
         Digicon de Venezuela C.A.................................   Venezuela
         Digicon (Canada) Inc.....................................   Canada
         Digicon (Far East) Pte. Ltd..............................   Singapore
         Digital Exploration (Nigeria) Limited(4).................   Nigeria
      Seismic Company of America, Inc.............................   Delaware
         Euroseis, Inc............................................   Delaware
    Digicon (Nigeria) Limited(5)..................................   Nigeria
    Digicon Finance N.V...........................................   Netherlands Antilles


- ---------------


(1) Formerly Digital Exploration Limited. Owned 49% by Digicon Geophysical Corp. and 51% by Digicon Nederland B.V.



(2) Owned 70% by Digicon Nederland B.V.



(3) Formerly Digital Exploration Limited. Owned 51% by Digicon Nederland B.V. and 49% by Digicon Geophysical Corp.



(4) Owned 60% by Digicon Nederland B.V.



(5) Owned 60% by Digicon.